Exhibit 99.3

Chartwell Community Services, Inc.

Case No. 02-88570

Reporting Period:  August 31, 2004

Schedule of Cash Receipts and Disbursements

					Current Month	Cumulative
	Concentration	Payroll	Payroll CCS Staff	Comerica Sweep Acct 1880863053	Actual	Actual

Cash Balance Beginning	$—	$(76,615)	$4,639	$(29,608)	$(101,583)	$(3,589)

Recepits
Cash sales					$—	$—
Accounts Receivable	$4,598,785				$4,598,785	$101,408,173
Loans and Advances					$—	$14,016,451
Sale of Assets					$—	$—
Other - Cash Transfers from Related Companies		$2,590,062	$381,514	$392,580	$3,364,155	$90,235,415
Total Receipts	$4,598,785	$2,590,062	$381,514	$392,580	$7,962,941	$205,660,039

Disbursements
Net Payroll		$(2,586,633)	$(380,691)		$(2,967,324)	$(69,577,207)
Payroll Taxes	$—				$—	$(6,181,505)
Sales, Use and Other Taxes					$—	$—
Inventory Purchases	$—				$—	$(7,597,573)
Rents and Lease Payments					$—	$—
Bank Charges		$(718)			$(718)	$(1,090,475)
Administrative & Selling	$—			$(410,754)	$(410,754)	$(10,931,978)
Other - Cash Transfers to Related Companies	$(4,587,148)				$(4,587,148)	$(110,334,899)

Professional Fees					$—	$(24,150)
U.S. Trustee Fees					$—	$(23,250)
Court Costs					$—	$—
Total Disbursements	$(4,587,148)	$(2,587,352)	$(380,691)	$(410,754)	$(7,965,944)	$(205,761,037)

Net Cash Flow	$11,637	$2,710	$823	$(18,174)	$(3,003)	$(100,998)

Cash End of Month	$11,637	$(73,905)	$5,462	$(47,782)	$(104,587)	$(104,587)

Chartwell Community Services, Inc.

Case #02-88570

STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended August 31, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$4,783,900	$101,848,235

Net Revenues	4,783,900	101,848,235

Operating Expenses:
Cost of Services	3,746,160	80,607,483

Gross Margin	1,037,740	21,240,752
	21.7%	20.9%

General and administrative expenses:
Personnel costs	309,822	6,706,832
Occupancy costs	74,008	1,484,999
Bad debt expense	(1,377)	406,794
Other	106,461	2,741,219

Total General and Administrative Expenses	488,914	11,339,844

Income from Operations	548,826	9,900,908

Other Expenses (Income):
Interest expense	—	1,823
Depreciation and amortization	8,152	233,635
Other expense (income)	272,989	16,201,323

Other Expenses - Net	281,141	16,436,781

Income (Loss) before Reorganization Items	267,685	(6,535,873)

Reorganization Items:
Professional fees	—	—
Other	3,333	76,726

Reorganization Expenses - Net	3,333	76,726

Income (Loss) Before Income Tax Provision	264,352	(6,612,599)

Income Tax Provision	—	—

Net Income (Loss)	$264,352	$(6,612,599)

Chartwell Community Services, Inc.

Case No. 02-88570

Reporting Period: August 31, 2004

Balance Sheet

	Book Value @ Current	Book Value @ Petition Date

Assets

Current Assets

Unrestricted Cash and Equivalents	$(104,587)	$123,589
Accounts Receivable(net)	4,992,230	5,378,310
Inter Company with Related Parties	12,167,698	19,791,662
Prepaid Expenses and Other Current Asseta	261,290	35,891
Total Current Assets	17,316,631	25,329,452

Property, Plant and Equipment-net

Total Property, Plant and Equipment-net	112,714	302,398

Other Assets

Goodwill (net)	9,700,000	—
Intangible Asset	17,800,000
Deposits and Other Assets	113,046	99,768
Total Other Assets	27,613,046	99,768

Total Assets	$45,042,391	$25,731,618

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$371,740	$303
Accrued Payroll and Benefit Costs	3,593,607	97,117
Accrued Other	123,320	5,939
Total Post-Petition Liabilities	4,088,667	103,359

Liabilities Under Compromise
Unsecured Debt		$9,150,893
Secured Debt	4,440,268	4,440,268
Accounts Payable	686,886	662,516
Accrued Payroll and Other Liabilities	701,520	4,850,488
Total Pre-Petition Liabilities	5,828,674	19,104,165

Total Liabilities	9,917,341	19,207,524

Equity
Additional Paid in Capital	35,218,893	—
Accumulated (Deficit) Retained Earnings	(93,843)	6,524,094
Total Equity	35,125,050	6,524,094

Total Liabilities & Equity	$45,042,391	$25,731,618

Chartwell Community Services, Inc.

Case No. 02-88570

August 31, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(165,605)	$(128,662)	$(31,113)	$(264)	$(325,644)
Accrued Accounts Payable	(46,096)				(46,096)
Accrued Salaries	(3,195,548)				(3,195,548)
Accrued Paid Time Off	(227,945)				(227,945)
Accrued Workers Comp	(76,197)				(76,197)
Accrued Expenses	(30,823)				(30,823)
Accrued Sales Tax	(16,300)				(16,300)
Accrued Payroll Taxes	(170,114)				(170,114)

Total Post Petition Debts	$(3,928,628)	$(128,662)	$(31,113)	$(264)	$(4,088,667)

1)              Post Petition Accounts Payable to be paid in future periods based on A/P vendor terms.

2)              Post Petiton Accrued Accounts Payable represent current month expenses which were entered into the A/P system after the current month-end A/P close.  These items will be paid in future periods based on vendor terms.

3)              Post Petition Salaries were paid in Sep-04 in accordance with established payroll cycle.

4)              Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.

5)              Accrued Workers Compensation will be paid in accordance with financing terms.

6)              Accrued expenses represent expenses which will be paid based on A/P vendor terms.

7)              Accrued estimate for franchise and sales tax to be paid when returns are filed.

Chartwell Community Services, Inc.

Case No. 02-88570

August 31, 2004

Accounts Receivable Reconciliation & Aging

Aug-04
Accounts Receivable Aging Rollforward

Total Accounts Receivable at the beginning of the reporting period	$5,114,020
Add: Amount Billed during the Period	4,783,091
Less : Revenue Adjustments	1,670
Less: Account Receivable Write -offs	(4,963)
Less: Amount Collected during the Period	(4,884,527)
Total Accounts Receivable At End Of Reporting Period	$5,009,291

Accounts Receivable Aging Bucket Analysis

0 - 30 Days Old	$4,783,091
31 - 60 Days Old	77,035
61 - 90 Days Old	33,018
91 + Days Old	116,147
Total Aged Accounts Receivable	$5,009,291

Accounts Receivable Reconciliation To General Ledger

Account Receivable Per Aging Report	$5,009,291
Add: Unbilled Accounts Receivable	23,815
Add: Private Pay Accounts Receivable	43,633
Less: Allowance for Uncollectible Accounts	(84,509)

Total Accounts Receivable Per General Ledger	$4,992,230